UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 5, 2008, American Apparel (USA), LLC, a subsidiary of American Apparel, Inc. (the “Company”), and certain other subsidiaries of the Company entered into a Waiver to Credit Agreement (the “Credit Agreement Waiver”) with LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the lenders party to the Credit Agreement, dated as of July 2, 2007 (the “Credit Agreement”).

The Credit Agreement Waiver extends until June 20, 2008, the deadline set forth in the waiver that the Company received under the Credit Agreement in May 2008 for the parties to enter into an amendment to the Credit Agreement and related documents.

The foregoing description is qualified in its entirety by reference to the Credit Agreement Waiver which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Waiver to Credit Agreement, dated as of June 5, 2008, by and among American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the Lenders party thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 9, 2008	By:	/s/ Dov Charney
		Name:	Dov Charney
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Waiver to Credit Agreement, dated as of June 5, 2008, by and among American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, LaSalle Business Credit, LLC, LaSalle Bank National Association, Wells Fargo Retail Finance, LLC and the Lenders party thereto.